EXHIBIT 23.1  CONSENT OF EXPERTS


                   CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


G. BRAD BECKSTEAD
---------------------------
Certified Public Accountant

                                                  330 E. Warm Springs
                                                 Las Vegas, NV  89119
                                                         702.528.1984
                                                  425.928.2877 (efax)

October 11, 2001

To Whom It May Concern:

The firm of G. Brad Beckstad, C.P.A., consents to the inclusion of its Report of Financial Statements of Stock Watch Man, Inc. as of December 31, 2000 and to all references in this firm included in the Form 10-KSB for the period ending December 31, 2000 incorporated by reference in the Form S-8 Registration Statement of Nuclear Solutions, Inc. This consent includes our reviews of quarterly reports on the filed Forms 10-QSB for the interim periods ending March 31, 2001 and June 30, 2001.


/s/  G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA

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